EXHIBIT 4.1

                     STOCKHOLDERS AGREEMENT, dated as of February 1,
                1999 (this "Agreement"), by and among AMERICA ONLINE, INC., a Delaware corporation ("Acquiror"), and each of the parties identified on Schedule A hereto (individually a "Stockholder" and collectively the "Stockholders").

           WHEREAS, MovieFone, Inc., a Delaware corporation ("Company"), Acquiror and MF Acquisition Corporation, a Delaware corporation and a newly formed wholly owned direct subsidiary of Acquiror "Newco"), have contemporaneously with the execution of this Agreement, entered into an Agreement and Plan of Merger dated as of February 1, 1999 (the "Merger Agreement") which provides, among other things, that Newco shall be merged (the "Merger") with and into the Company pursuant to the terms and conditions thereof; and

           WHEREAS, as an essential condition and inducement to Acquiror to enter into the Merger Agreement and in consideration therefor, the undersigned Stockholders and the Acquiror have agreed to enter into this Agreement; and

           WHEREAS, as of the date hereof, the Stockholders own of record the shares of Class A common stock, par value $0.01 per share, or Class B common stock, par value $0.01 per share, of the Company (collectively, the "Company Common Stock") set forth opposite their respective names on Schedule A hereto and desire to enter into this Agreement with respect to such shares of Company Common Stock; and

           WHEREAS, capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

           NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein and in the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                  ARTICLE I

                              VOTING OF SHARES

           1.1  STOCKHOLDERS AGREEMENT.  Each Stockholder hereby agrees to
 (a) appear, in person or by proxy, or cause the holder of record on any applicable record date (the "Record Holder") to appear, in person or by proxy, for the purpose of obtaining a quorum at any annual or special meeting of stockholders of the Company and at any adjournment thereof, including those at which matters relating to the Merger, the Merger Agreement or any transaction contemplated thereby are considered, and
 (b) vote, or cause the Record Holder to vote, in person or by proxy, or to the extent written consents are solicited, execute and deliver written consents with respect to, all of the shares of the Company Common Stock owned by Stockholder, or with respect to which such Stockholder has voting power or control, and all of the shares of Company Common Stock which shall, or with respect to which voting power or control shall, hereafter be acquired by such Stockholder (collectively, the "Shares") in favor of the Merger, the Merger Agreement and the transactions contemplated by the Merger Agreement.

           1.2 NO OWNERSHIP INTEREST. Nothing contained in this Agreement shall be deemed to vest in Acquiror any direct or indirect ownership or incidence of ownership of or with respect to any Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to the Stockholders, and Acquiror shall have no authority to manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of the Company or exercise any power or authority to direct the Stockholders in the voting of any of the Shares, except as otherwise provided herein, or the performance of the Stockholders' duties or responsibilities as stockholders of the Company.

           1.3 EVALUATION OF INVESTMENT. Each Stockholder, by reason of its knowledge and experience in financial and business matters, believes itself capable of evaluating the merits and risks of the investment in shares of common stock, par value $0.01 per share, of Acquiror ("Acquiror Common Stock"), contemplated by the Merger Agreement.

           1.4 DOCUMENTS DELIVERED. Each Stockholder acknowledges receipt of copies of the following documents:

                (a)  the Merger Agreement and all Annexes thereto;

                (b)  the Option Agreement

                (c) Acquiror's Annual Report on Form 10-K for the fiscal year ended June 30, 1998;

                (d)  Acquiror's Proxy Statement dated September 28, 1998;
 and

                (e) each report filed with the Securities and Exchange Commission by the Acquiror on Forms 8-K and 10-Q since June 30, 1998.

 Each Stockholder also acknowledges that he possesses the information relating to the Company which he deems relevant to his investment in the Acquiror Common Stock should the Merger be consummated.

           1.5 NO INCONSISTENT AGREEMENTS. Each Stockholder hereby covenants and agrees that, except as contemplated by this Agreement and the Merger Agreement, the Stockholder (a) has not entered, and shall not enter at any time while this Agreement remains in effect, into any voting agreement or voting trust with respect to the Shares and (b) has not granted, and shall not grant at any time while this Agreement remains in effect, a proxy or power of attorney with respect to the Shares, in either case which is inconsistent with such Stockholder's obligations pursuant to this Agreement.

                                 ARTICLE II

                                  TRANSFER

           2.1 TRANSFER OF TITLE. (a) Each Stockholder hereby covenants and agrees that such Stockholder will not, prior to the termination of this Agreement, either directly or indirectly, offer or otherwise agree to sell, assign, pledge, hypothecate, transfer, exchange, or voluntarily dispose of any Shares, options to purchase Company Common Stock ("Options") or any other securities or rights ("Rights") convertible into or exchangeable for shares of Company Common Stock, owned either directly or indirectly by such Stockholder or with respect to which such Stockholder has the power of disposition, whether now or hereafter acquired, without the prior written consent of Acquiror (provided nothing contained herein will be deemed to restrict the exercise of Options), unless the Person to whom Shares or Options have been sold, assigned, pledged, hypothecated, transferred, exchanged or disposed agrees in writing in advance to be bound by this Agreement as if a party hereto.

                (b) Each Stockholder hereby agrees and consents to the entry of stop transfer instructions by the Company against the transfer of any Shares in a manner not consistent with the terms of Section 2.1(a) hereof and acknowledges and agrees that each certificate representing any Shares shall bear the following legend:

                This certificate and the shares represented hereby are subject to certain limitations on transfer and certain voting restrictions set forth in the Stockholders Agreement dated as of February 1, 1999 by and among America Online, Inc. and the parties identified in Schedule A thereto (a copy of which is available for inspection at the offices of MovieFone, Inc.), and any transferee of this certificate or any of the shares represented hereby shall be bound by the provisions thereof.

 As soon as practicable after the execution and delivery of this Agreement (and in no event more than three (3) Business Days thereafter), each Stockholder shall surrender each certificate representing any of such Shares to the Company in exchange for one or more certificates representing such Shares bearing the foregoing legend.

                                 ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS

           Each Stockholder hereby severally and not jointly represents and warrants to Acquiror, as follows:

           3.1 AUTHORITY RELATIVE TO AGREEMENT. In the case of any Stockholder that is a corporation, partnership or trust, such Stockholder is duly organized, formed or created under the laws of the jurisdiction of its organization, formation or creation. Such Stockholder, in the case of any individual, is competent and, in the case of any Stockholder that is a corporation, partnership or trust has the power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. In the case of any Stockholder that is a corporation, partnership or trust, all necessary corporate, partnership or trust action on behalf of such Stockholder has been taken to authorize this Agreement. This Agreement has been duly and validly executed and delivered by such Stockholder and, assuming the due authorization, execution and delivery by Acquiror, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms.

           3.2 NO CONFLICT. The execution and delivery of this Agreement by such Stockholder do not, and the performance of this Agreement by such Stockholder will not, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Shares, Options or Rights pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Stockholder is a party or by which such Stockholder is bound or to which the Shares, Options or Rights are subject or by which they are affected and in the case of any Stockholder that is a corporation, partnership or trust, the applicable organizational documents or trust agreement.

           3.3 TITLE TO THE SHARES. The Shares, Options and Rights held by such Stockholder are owned free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements (except that, in the case of any Stockholder that is a trust, the Shares, Options or Rights held by such Stockholder are held for the benefit of the beneficiaries of the applicable trust pursuant to the terms of the applicable trust agreement), limitations on such Stockholder's voting rights, charges and other encumbrances of any nature whatsoever, and such Stockholder has not appointed or granted any proxy, which appointment or grant remains effective, with respect to the Shares, Options or Rights.

                                 ARTICLE IV

                                MISCELLANEOUS

           4.1 NO SOLICITATION. From the date hereof until the Effective Time or, if earlier, the termination of the Merger Agreement, each Stockholder shall not (whether directly or indirectly through advisors, agents or other intermediaries) (a) solicit, initiate or encourage any Acquisition Proposal or (b) engage in discussions or negotiations with, or disclose any non-public information relating to the Company or its Subsidiaries to any Person that has made an Acquisition Proposal or has advised the Stockholder, or to his Knowledge, any other Stockholder or the Company, that such Person is interested in making an Acquisition Proposal. Notwithstanding the foregoing, nothing contained in this Section 4.1 shall restrict any Stockholder from fulfilling its legal or fiduciary duties arising by reason of such Stockholder's capacity as an officer or director of the Company or as a trustee of a trust, in each case, acting in such capacity; provided, however, that in no event shall such Stockholder fail to perform its obligations under Section 1.1 of this Agreement.

           4.2 TERMINATION. This Agreement shall terminate upon the earliest to occur of (a) the termination of the Merger Agreement in accordance with its terms or (b) the Effective Time. Upon such termination, no party shall have any further obligations or liabilities hereunder, provided that no such termination shall relieve any party from liability for any breach of this Agreement prior to such termination.

           4.3 ENFORCEMENT OF AGREEMENT. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specified terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to specific performance of the terms and provisions hereof in addition to any other remedy to which they are entitled at law or in equity.

           4.4 SUCCESSORS AND AFFILIATES. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, legal representatives and permitted assigns. If any Stockholder shall at any time hereafter acquire ownership of, or voting power with respect to, any additional Shares in any manner, whether by the exercise of any Options or Rights, by operation of law or otherwise, such Shares shall be held subject to all of the terms and provisions of this Agreement. Without limiting the foregoing, each Stockholder specifically agrees that the obligations of such Stockholder hereunder shall not be terminated by death or incapacity of the Stockholder.

           4.5 ENTIRE AGREEMENT. This Agreement, together with the Affiliate Agreements, in the form attached as Exhibit H to the Merger Agreement, if and to the extent entered into by each of the Stockholders and Acquiror, constitutes the entire agreement among Acquiror and the Stockholders with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among Acquiror and the Stockholders with respect to the subject matter hereof.

           4.6 CAPTIONS AND COUNTERPARTS. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.
 This Agreement may be executed in several counterparts, each of which shall constitute one and the same instrument.

           4.7 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

           4.8 WAIVERS. Except as provided in this Agreement, no action taken pursuant to this Agreement, including without limitation any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a wavier of any prior or subsequent breach of the same or any other provision hereunder.

           4.9 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

           4.10 NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by nationally-recognized overnight courier or be registered or certified mail, postage prepaid, return receipt requested, or by electronic mail, with a copy thereof to be delivered by mail (as aforesaid) within 24 hours of such electronic mail, or by telecopier, with confirmation as provided above addressed as follows:

                (a)  If to a Stockholder:

                     At the address set forth opposite such Stockholder's name on Schedule A hereto

                (b)  If to Acquiror or Newco:

                     America Online, Inc.
                     Attention:
                     Telecopier:
                     E-mail:

                     With a copy to:

                     Orrick, Herrington & Sutcliffe LLP
                     666 Fifth Avenue
                     New York, New York  10103
                     Attention:  Martin H. Levenglick
                     Telecopier:  (212) 506-5151
                     E-mail:  Levenglick@aol.com

 or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. All such notices or communications shall be deemed to be received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next business day after the date when sent (c) in the case of facsimile transmission or telecopier or electronic mail, upon confirmed receipt, and (d) in the case of mailing, on the third business day following the date on which the piece of mail containing such communication was posted.

           4.11 GOVERNING LAW; CONSENT TO JURISDICTION. (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

                (b) Each Stockholder hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the United States District Court of the Southern District of New York, and any appellate court from such court, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this shall affect any right that Acquiror or Newco may otherwise have to bring any action or proceeding relating to this Agreement against any Stockholder or its properties in the courts of any jurisdiction.

                (c) Each Stockholder hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of forum non conveniens to the maintenance of such action or proceeding in any such court.

                (d) Each Stockholder hereby irrevocably appoints and designates CT Corporation System, whose address is 1633 Broadway, New York, NY 10019, or any other person having and maintaining a place of business in the State of New York whom the Parent or Newco may from time to time hereafter designate (having given 30 days' notice thereof to the Acquiror and Newco), as the true and lawful attorney and duly authorized agent for acceptance of service of legal process from Acquiror and Newco. Without prejudice to the foregoing, each party to this Agreement irrevocably consents to service of process in the manner provided for notices in
 Section 4.10. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

           4.12 DEFINITIONS. Capitalized terms used and not defined herein shall have the meaning set forth in the Merger Agreement.

           4.13 OBLIGATIONS OF STOCKHOLDERS. Except as provided in Article 3 and Section 4.16, the obligations of the Stockholders hereunder shall be "several" and not "joint" or "joint and several." Without limiting the generality of the foregoing, under no circumstances will any Stockholder have any liability or obligation with respect to any misrepresentation or breach of covenant of any other Stockholder.

           4.14 OFFICERS AND DIRECTORS. No person who is or becomes (during the term hereof) a director or officer of the Company makes any agreement or understanding herein in his or her capacity as such director or officer, and nothing herein will limit or affect, or give rise to any liability to Stockholder by virtue of, any actions taken by any Stockholder in his or her capacity as an officer or director of the Company in exercising its rights under the Merger Agreement.

           4.15 INTERPRETATION. The parties have participated jointly in the negotiation of this Agreement. In the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of the provisions of this Agreement.

           4.16 EXPENSES.  If the Merger Agreement is terminated pursuant to
 Section 8.1(i) as a result of a breach by one or more parties to this Agreement, then each party in breach of this Agreement jointly and severally agrees to reimburse Parent, within five (5) business days of Parent's request therefor, for all Parent Stipulated Expenses and all fees and expenses incurred in connection with the enforcement or realization of Acquiror's rights and remedies hereunder.

             [Remainder of this page intentionally left blank]


                       COUNTERPART SIGNATURE PAGE TO THE
            STOCKHOLDERS AGREEMENT DATED AS OF FEBRUARY 1, 1999


           IN WITNESS WHEREOF, each of the parties hereto have caused this Stockholders Agreement to be duly executed as of the date first written above.


                                   AMERICA ONLINE, INC.


                                   By:  ____________________________
                                        Name:
                                        Title:



                        COUNTERPART SIGNATURE PAGE TO THE
             STOCKHOLDERS AGREEMENT DATED AS OF FEBRUARY 1, 1999

 STOCKHOLDER:

 TIMBER NATION TRUST #1                  THE TIMBER TOP TRUST


 By:  ___________________________        By:  _____________________________
      Name:                                   Name:
      Title:                                  Title:


 THE TIMBER FALLS TRUST                  THE TIMBER EDGE TRUST


 By:  ___________________________        By:  _____________________________
    Name:                                   Name:
    Title:                                  Title:


                                         THE TIMBER ACRES TRUST


 _______________________________         By:  _____________________________
 THOMAS A. JARECKI                          Name:
                                            Title:


                                         THE TIMBER ACRES TRUST II


 _______________________________         By:  _____________________________
 ANDREW R. JARECKI                          Name:
                                            Title:


 _______________________________         ________________________________
 EUGENE D. JARECKI                       ROBERT GUKEISEN


 ______________________________          ________________________________
 J. RUSSELL LEATHERMAN                   DIVONNE JARECKI


                                         ________________________________
                                         ADAM SLUTSKY



                    COUNTERPART SIGNATURE PAGE TO THE
           STOCKHOLDERS AGREEMENT DATED AS OF FEBRUARY 1, 1999


 JARFAM L.P.                             THE JEF LIMITED PARTNERSHIP

 By:  AIROLG, INC., its General          By:  THE RAPMIL CORPORATION, its
        Partner                                 General Partner


 By:  ________________________           By:  ________________________
      Name                                    Name
      Title:                                  Title:


 FALCONWOOD FOUNDATION, INC.


 By:  ________________________
      Name
      Title:

 By:  ________________________
      Name
      Title:

 By:  ________________________
      Name
      Title:





                                 SCHEDULE A

                                                        Number of Shares
                                                        of MovieFone, Inc.
                                                        Common Stock
 Stockholder    Address                                 Beneficially Owned
 -----------    -------                                 ------------------
 Falconwood Foundation    565 5th Avenue                75,000 shares of
                          New York, NY  10017           Class A Common Stock
                          Facsimile: 212-984-1442

 Robert Gukeisen          c/o MovieFone, Inc.           366,410 shares of
                          335 Madison Avenue            Class A Common Stock
                          New York, NY  10017
                          Facsimile:  212-450-8025

 Andrew R. Jarecki        c/o MovieFone, Inc.           Zero (0) shares of
                          335 Madison Avenue            Class A Common Stock
                          New York, NY  10017
                          Facsimile:  212-450-8025

 Divonne Jarecki          64 North Moore Street,        3,990 shares of
                          Apt. 3W                       Class A Common Stock
                          New York, NY  10013
                          Facsimile:  212-334-2140

 Eugene D. Jarecki        c/o Stanley Lefkowitz         84,560 shares of
                          The Falconwood Group          Class A Common Stock
                          565 5th Avenue
                          New York, NY  10017
                          Facsimile:  212-984-1442

 Thomas A. Jarecki        c/o MovieFone, Inc.           161,350 shares of
                          335 Madison Avenue            Class A Common Stock
                          New York, NY  10017
                          Facsimile:  212-450-8025

 J. Russell Leatherman    1875 Century Park East        166,105 shares of
                          Suite 2230                    Class A Common Stock
                          Los Angeles, CA  90067
                          Facsimile:  310-557-1666

 Adam Slutsky             c/o MovieFone, Inc.           105,280 shares of
                          335 Madison Avenue            Class A Common Stock
                          New York, NY  10017
                          Facsimile:  212-450-8025

 Timber Nation Trust #1   c/o Dr. Henry Jarecki         139,860 shares of
                          The Falconwood Corporation    Class B Common Stock
                          565 5th Avenue
                          New York, NY  10017
                          Facsimile:  212-984-1442

 The Timber Edge Trust    c/o Dr. Henry Jarecki         1,266,410 shares of
                          The Falconwood Corporation    Class B Common Stock
                          565 5th Avenue
                          New York, NY  10017
                          Facsimile:  212-984-1442

 The Timber Falls Trust   c/o Dr. Henry Jarecki         75,000 shares of
                          The Falconwood Corporation    Class A Common Stock;
                          565 5th Avenue                3,434,280 shares of
                          New York, NY  10017           Class B Common Stock
                          Facsimile:  212-984-1442

 The Timber Acres Trust   c/o Dr. Henry Jarecki         956,840 shares of
                          The Falconwood Corporation    Class B Common Stock
                          565 5th Avenue
                          New York, NY  10017
                          Facsimile:  212-984-1442

 The Timber Acres         c/o Andrew Jarecki            1,422,770 shares of
 Trust II                 MovieFone, Inc.               Class A Common Stock
                          335 Madison Avenue
                          New York, NY  10017
                          Facsimile:  212-450-8025

 The Timber Top Trust     c/o Dr. Henry Jarecki         1,156,620 shares of
                          The Falconwood Corporation    Class B Common Stock
                          565 5th Avenue
                          New York, NY  10017
                          Facsimile:  212-984-1442

 JARFAM L.P.              c/o Stanley Lefkowitz         197,267 shares of
                          The Falconwood Group          Class A Common Stock
                          565 5th Avenue
                          New York, NY  10017
                          Facsimile:  212-984-1442

 The JEF Limited          c/o Stanley Lefkowitz         166,043 shares of
 Partnership              The Falconwood Group          Class B Common Stock
                          565 5th Avenue
                          New York, NY  10017
                          Facsimile:  212-984-1442